UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 11, 2014

KID BRANDS, INC.

(Exact Name of Registrant as Specified in Charter)

New Jersey	1-8681	22-1815337
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Meadowlands Plaza, 8th Floor, East Rutherford, New Jersey		07073
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (201) 405-2400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 11, 2014, Kid Brands, Inc. (the “Company”) received an informal notice from the New York Stock Exchange (the “NYSE”), followed by an official notice on February 13, 2014 (the “Notice”), that the Company is not in compliance with the NYSE’s continued listing standard contained in Rule 802.01C of the NYSE Listed Company Manual, because the average closing price of its common stock as reported on the consolidated tape was less than $1.00 over a consecutive 30 trading-day period (the “Minimum Price Requirement”). The Notice has no effect on the listing of the Company’s common stock at this time.

Under applicable NYSE rules, which the Company intends to comply with, within 10 business days of receipt of the Notice, the Company needs to notify the NYSE of its intent to cure this deficiency.

NYSE rules require that the Company bring its share price and average share price back above $1.00 by six months following receipt of the Notice. The Company can regain compliance at any time during the six-month cure period if on the last trading day of any calendar month during such period, the Company’s common stock has: (a) a closing share price of at least $1.00; and (b) an average closing share price of at least $1.00 over the 30 trading-day period ending on the last trading day of that month. The rules call for the NYSE to commence suspension and delisting procedures if both a $1.00 closing share price on the last trading day of the cure period and a $1.00 average closing share price over the 30 trading-day period ending on the last trading day of the cure period are not attained.

The Company intends to actively monitor the closing price of its common stock and to consider available options to resolve the deficiency within the requisite time period.

Even if the Company is able to regain compliance with the Minimum Price Requirement, the Company may not be able to maintain compliance with the other NYSE continued listing standards. As has been previously disclosed, on December 14, 2012, the NYSE notified the Company that it had fallen below the NYSE’s numerical continued listing criteria because the Company’s average global market capitalization over a consecutive 30 trading-day period was less than $50.0 million at the same time that stockholders’ equity was less than $50.0 million. As previously disclosed, in accordance with procedures of the NYSE, the Company timely submitted to the NYSE a plan to attain compliance, by June 14, 2014, with this continued listing standard, and such plan was accepted by the NYSE on March 14, 2013. If we do not make progress consistent with the plan during the plan period, we will be subject to delisting proceedings.

If the Company’s common stock ultimately were to be delisted for any reason, such delisting could (1) reduce the liquidity and market price of such common stock; (2) negatively impact the ability of the Company to conduct equity financings and access the public capital markets; and (3) materially adversely impact the Company’s results of operations and financial condition.

Section 8 – Other Events

Item 8.01	Other Events

As required under NYSE rules, the Company issued a press release on February 14, 2014, announcing that it had received the Notice as a result of its falling below the Minimum Price Requirement, and that it intends to seek to cure the deficiency set forth therein within the prescribed timeframe. A copy of the press release is attached hereto as Exhibit 99.1 to this Form 8-K.

Section 9 — Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

The following exhibit is filed with this report:

99.1	Press Release, dated February 14, 2014, announcing the Company’s receipt of the Notice and intention to cure the deficiency set forth therein.

Cautionary Note Regarding Forward-Looking Statements:

To the extent that statements in this Current Report on Form 8-K are not strictly historical, including statements as to the Company’s plans with respect to the Notice or otherwise as to future events, such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Additional written and oral forward-looking statements may be made by us from time to time in Securities and Exchange Commission (SEC) filings and otherwise. The Private Securities Litigation Reform Act of 1995 provides a safe-harbor for forward-looking statements. These forward-looking statements include statements that are predictive in nature and depend upon or refer to future events or conditions, and include, but are not limited to, information regarding the status and progress of our operating activities, the plans and objectives of our management and assumptions regarding our future performance. Forward-looking statements include, but are not limited to, words such as “believe,” “plan,” “anticipate,” “estimate,” “project”, “may”, “planned”, “potential”, “should”, “will, “would”, “could”, “might”, “possible”, “contemplate”, “continue”, “expect,” “intend,” “seek” or the negative of or other variations on these and other similar expressions. We caution readers that results predicted by forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements. Specific risks and uncertainties include, but are not limited to, those set forth under Item 1A, “Risk Factors”, of our most recent Annual Report on Form 10-K, and subsequent Quarterly Reports on Form 10-Q,each as filed with the SEC. Forward-looking statements are not guarantees of future performance. Forward-looking statements speak only as of the date the statements are made. Except as required under the federal securities laws and rules and regulations of the SEC, we undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 14, 2014	KID BRANDS, INC.

	By:	/s/ Kerry Carr
Kerry Carr
Executive Vice President, Chief Operating Officer and Chief Financial Officer

Exhibit Index

99.1	Press Release, dated February 14, 2014, announcing the Company’s receipt of the Notice and intention to cure the deficiency set forth therein.